Exhibit 10.5

AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

AMENDMENT NO. 1, dated as of February 29, 2008 (this “Amendment”), to that certain Asset Purchase Agreement, dated as of February 1, 2008 (the “Purchase Agreement”), by and among TEPPCO Marine Services, LLC, a Delaware limited liability company (“Buyer”), TEPPCO Partners, L.P., a Delaware limited partnership (the “Partnership”), Cenac Towing Co., Inc., a Louisiana corporation (“Cenac Towing”), Cenac Offshore, L.L.C., a Louisiana limited liability company (together with Cenac Towing, the “Sellers”), and Mr. Arlen B. Cenac, Jr., a resident of Houma, Louisiana and the sole owner of all the stock and equity interests of the Sellers (the “Stockholder” and, together with the Sellers, the “Seller Parties”).

RECITALS

WHEREAS, on February 1, 2008, Buyer purchased the Purchased Assets from the Seller Parties upon the terms and subject to the conditions set forth in the Purchase Agreement for the Purchase Price set forth therein;

WHEREAS, the Purchase Agreement contains a covenant against competition by the Seller Parties in favor of Buyer, which is subject to an exception (the “Noncompete Exception”) relating to the Stockholder’s equity ownership in Horizon Maritime, L.L.C., a Louisiana limited liability company (“Horizon”);

WHEREAS, Buyer, Horizon, the Stockholder and the other members of Horizon have executed an Asset Purchase Agreement, of date even herewith, providing for the purchase of substantially all of the business operations and assets of Horizon, as described and upon the terms and subject to the conditions and exceptions set forth therein; and

WHEREAS, Buyer and the Seller Parties wish to amend the Purchase Agreement as provided herein in order, among other things, to eliminate the Noncompete Exception;

NOW, THEREFORE, in consideration of the premises, the mutual agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that, effective as of the date of this Amendment, the Purchase Agreement shall be amended as follows:

ARTICLE I
DEFINITIONS

1. Definitions.  Unless otherwise defined herein, capitalized terms used in this Amendment shall have the respective meaning ascribed to such terms in the Purchase Agreement.

ARTICLE II
AMENDMENTS TO THE PURCHASE AGREEMENT

1. Amendment to Article V of the Purchase Agreement.  Section 5.6(a)(i) of the Purchase Agreement is hereby amended by deleting the following therefrom:

“, provided that this Section 5.6(a)(i) shall not prohibit Stockholder’s equity ownership in Horizon Maritime for so long as the Asphalt Business Limitation is satisfied”

2. Amendments to Article X of the Purchase Agreement.

(a) The definitions of “Agreements,” “Asphalt Business Limitation” and “Horizon Maritime” in Section 10.19 are hereby deleted in their entirety.

(b) Section 10.19 is hereby amended by adding the following in the appropriate alphabetical location:

“Seller Agreements shall have the meaning set forth in Section 3.9.”

(c) The definition of “Transitional Operating Agreement” is hereby amended and restated in its entirety to read as follows:

“Transitional Operating Agreement means that certain Transitional Operating Agreement by and among Buyer and the Seller Parties in substantially the form attached hereto as Exhibit C, as the same may be amended from time to time.”

ARTICLE III
MISCELLANEOUS

1. Effect on the Purchase Agreement.  The Purchase Agreement, as amended by this Amendment, shall remain in full force and effect and, as so amended, is hereby ratified and affirmed in all respects.  On and after the date hereof, each reference in the Purchase Agreement to “this Agreement,” “herein,” “hereunder” or words of similar import shall mean and be a reference to the Purchase Agreement as amended by this Amendment.

2. Assignment, Successors and No Third-Party Rights.  No party may assign any of its rights or delegate any of its obligations under this Amendment without the prior written consent of the other parties, except that Buyer may assign any of its rights and delegate any of its obligations under this Amendment to a subsidiary of the Partnership.  Subject to the preceding sentence, this Amendment will apply to, be binding in all respects upon and inure to the benefit of the heirs, executors, administrators, successors and permitted assigns of the parties.  Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Amendment any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 2. of Article III.

3. Choice of Law.  This Amendment shall be governed by the internal laws of the State of Texas (without regard to the choice of law provisions thereof).

4. Construction; Section Headings; Table of Contents.  .  The language used in this Amendment shall be deemed to be the language the parties hereto have chosen to express their mutual intent, and no rule of strict construction will be applied against any party hereto.  The section headings contained in this Amendment are for reference purposes only and shall not affect the meaning or interpretation of this Amendment.

5. Severability.  Any term or provision (or subpart or portion thereof) of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction.  If any provision (or subpart or portion thereof) of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

6. Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                      IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.

TEPPCO MARINE SERVICES, LLC

By:                 /s/ WILLIAM G. MANIAS
William G. Manias
Vice President and
Chief Financial Officer

TEPPCO PARTNERS, L.P.

By:           Texas Eastern Products PipelineCompany, LLC, its general partner

By:                 /s/ WILLIAM G. MANIAS
William G. Manias
Vice President and
Chief Financial Officer

CENAC TOWING CO., INC.

By:            /s/ ARLEN B. CENAC, JR.
Arlen B. Cenac, Jr.
President

CENAC OFFSHORE, L.L.C.

By:            /s/ ARLEN B. CENAC, JR.
Arlen B. Cenac, Jr.
Managing Member

/s/ ARLEN B. CENAC, JR. Arlen B. Cenac, Jr.